Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Katie O’Connell
The Blueshirt Group	RightNow Technologies
415.217.7722	925.674.1487 Desk
todd@blueshirtgroup.com	925.270.6107 Cell
stacie@blueshirtgroup.com	koconnell@rightnow.com

RightNow Technologies Announces
Second Quarter 2009 Financial Results

Company Reports Q2 GAAP EPS of $0.00 and Non-GAAP EPS of $0.09

BOZEMAN, Mont. (July 29, 2009) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the second quarter ended June 30, 2009.  Total revenue in the second quarter of 2009 was $36.3 million, compared to $35.2 million in the second quarter of 2008.  Net income in the second quarter of 2009 was $36,000, or $0.00 per share, compared to a net loss of $(3.1) million, or $(0.09) per share, in the second quarter of 2008.  Non-GAAP net income in the second quarter of 2009, which excludes stock-based compensation charges of $2.7 million, was $2.8 million, or $0.09 per share, as compared to Non-GAAP net loss of $(1.2) million, or $(0.04) per share, in the second quarter of 2008.

Revenue for the six months ended June 30, 2009 was $72.4 million, compared to $68.1 million for the comparable period in 2008.  Net income for the six months ended June 30, 2009 was $1.3 million, or $0.04 per share, as compared to a net loss of $(6.5) million, or $(0.19) per share, for the comparable period in 2008.  Non-GAAP net income for the six months ended June 30, 2009, which excludes stock-based compensation charges of $4.3 million, was $5.6 million, or $0.17 per share, as compared to Non-GAAP net loss of $(3.4) million, or $(0.10) per share, for the comparable period in 2008.

New, renewed and expanded customer relationships during the second quarter of 2009 included Belkin, Bowne, Figi’s, Husqvarna, Jackson Hewitt, K2 Network, The Ladders.com, NetScout, Snapfish and TD Banknorth.

“In the second quarter we delivered strong revenue, earnings ahead of guidance and closed a record ten deals over one million dollars,” stated Greg Gianforte, CEO and Founder.  “We believe RightNow is creating momentum in the marketplace as we help new and existing customers lower costs and retain customers in the current economy.  Our success is being driven by our focus on consumer oriented organizations and our ability to deliver complete multichannel solutions to meet their unique needs.”

“We are pleased with a third consecutive quarter of GAAP profitability, which was driven by recurring revenue growth and continued expense management,” said Jeff Davison, CFO, “and we are raising earnings guidance for the full year.”

Guidance

•
For the full year 2009, revenue is expected to be in the range of $147 to $151 million. Net income per share for the full year 2009 is expected to be in the range of $0.06 to $0.10 compared to previous guidance of $(0.02) to $0.03.

•	Non-GAAP net income per share for the full year 2009, which excludes stock-based compensation, is expected to be in the range of $0.29 to $0.33 compared to previous guidance of $0.20 to $0.25.

•
For the third quarter of 2009, revenue is expected to be in the range of $37 to $38 million.  Third quarter net income per share is expected to be in the range of $0.00 to $0.02. Third quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.06 to $0.08.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (888) 312-9852, or outside the U.S. (719) 325-2114, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT on July 29, 2009 and 9:59 p.m. MT August 12, 2009 by calling (888) 203-1112 or (719) 457-0820, with passcode 5324517. The replay will also be available on our website at http://investor.rightnow.com/events.cfm.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words   and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations and to grow profitability; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	June 30,	Dec 31,
	2009	2008
Assets
Cash and cash equivalents	$46,987	$51,405
Short-term investments	42,808	34,412
Accounts receivable	31,670	36,770
Term receivables, current	4,107	5,752
Allowance for doubtful accounts	(1,910)	(2,277)
Net receivables	33,867	40,245
Deferred commissions	5,663	5,381
Prepaid and other current assets	2,152	2,150
Total current assets	131,477	133,593

Long-term investments	4,792	4,963
Property and equipment, net	9,775	10,141
Term receivables, non-current	2,159	3,547
Intangible assets, net	5,738	6,399
Deferred commissions, non-current	2,830	2,840
Other	811	854
Total Assets	$157,582	$162,337

Liabilities and Stockholders’ Equity
Accounts payable	$5,952	$5,058
Commissions and bonuses payable	4,958	5,665
Other accrued liabilities	11,895	11,165
Current portion of long-term debt	45	46
Current portion of deferred revenue	75,972	77,584
Total current liabilities	98,822	99,518

Long-term debt, less current portion	--	22
Deferred revenue, net of current portion	28,112	35,614

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	107,282	102,662
Treasury stock, at cost	(15,007)	(13,209)
Accumulated other comprehensive income	1,260	1,916
Accumulated deficit	(62,921)	(64,220)
Total stockholders’ equity	30,648	27,183
Total Liabilities and Stockholders’ Equity	$157,582	$162,337

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Software, hosting and support	$27,424	$25,573	$53,469	$50,129
Professional services	8,916	9,648	18,908	17,990
Total revenue	36,340	35,221	72,377	68,119

Cost of revenue:
Software, hosting and support	4,954	5,043	9,903	10,078
Professional services	6,346	7,810	13,354	15,095
Total cost of revenue	11,300	12,853	23,257	25,173

Gross profit	25,040	22,368	49,120	42,946

Operating expenses:
Sales and marketing	16,008	17,627	30,871	34,445
Research and development	5,051	4,507	9,807	8,993
General and administrative	4,207	3,890	7,653	7,406
Total operating expenses	25,266	26,024	48,331	50,844

Income (loss) from operations	(226)	(3,656)	789	(7,898)

Interest and other income, net	351	519	752	1,457

Income (loss) before income taxes	125	(3,137)	1,541	(6,441)
Benefit (provision) for income taxes	(89)	5	(242)	(87)
Net income (loss)	$36	$(3,132)	$1,299	$(6,528)

Net income (loss) per share:
Basic	$0.00	$(0.09)	$0.04	$(0.19)
Diluted	$0.00	$(0.09)	$0.04	$(0.19)

Shares used in the computation:
Basic	31,677	33,582	31,730	33,557
Diluted	32,160	33,582	32,207	33,557

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$142	$79	$238	$156
Cost of professional services	209	165	342	318
Sales and marketing	952	595	1,574	1,133
Research and development	377	242	639	477
General and administrative	1,056	816	1,459	1,079
Total stock-based compensation	$2,736	$1,897	$4,252	$3,163

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating activities:
Net income (loss)	$36	$(3,132)	$1,299	$(6,528)
Non-cash adjustments:
Depreciation and amortization	1,726	1,943	3,613	3,886
Stock-based compensation	2,736	1,897	4,252	3,163
Provision for losses on accounts receivable	30	26	87	115
Changes in operating accounts:
Receivables	(5,171)	4,062	8,398	11,509
Prepaid expenses	19	5	(107)	(443)
Deferred commissions	(602)	(809)	(77)	(1,213)
Accounts payable	1,937	(174)	830	1,584
Commissions and bonuses payable	1,743	742	(810)	(781)
Other accrued liabilities	1,162	(83)	446	451
Deferred revenue	(2,038)	4,001	(11,467)	567
Other	503	96	503	(66)
Cash provided by operating activities	2,081	8,574	6,967	12,244

Investing activities:
Net change in short-term investments	(6,059)	748	(8,310)	(1,222)
Acquisition of property and equipment	(1,846)	(1,524)	(2,530)	(3,033)
Other	5	(12)	5	(27)
Cash used in investing activities	(7,900)	(788)	(10,835)	(4,282)

Financing activities:
Proceeds from issuance of common stock	151	234	229	648
Excess tax benefit of stock options exercised	48	(53)	137	--
Common stock repurchased	--	--	(1,798)	--
Payments on long-term debt	(11)	(11)	(23)	(22)
Cash provided (used) by financing activities	188	170	(1,455)	626

Effect of foreign exchange rates on cash and cash equivalents	1,156	234	905	512

Increase (decrease) in cash and cash equivalents	(4,475)	8,190	(4,418)	9,100

Cash and cash equivalents at beginning of period	51,462	44,591	51,405	43,681
Cash and cash equivalents at end of period	$46,987	$52,781	$46,987	$52,781

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
(Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) as reported	$36	$(3,132)	$1,299	$(6,528)
Add stock-based compensation (“SBC”)	2,736	1,897	4,252	3,163
Net income (loss) before SBC	$2,772	$(1,235)	$5,551	$(3,365)

Net income (loss) per share, as reported (basic and diluted)	$0.00	$(0.09)	$0.04	$(0.19)
Net income (loss) per share, before SBC (basic and diluted)	$0.09	$(0.04)	$0.17	$(0.10)

Shares outstanding (basic), as reported	31,677	33,582	31,730	33,557
Shares outstanding (diluted), excluding the effect of SBC	32,160	33,582	32,207	33,557

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Third quarter ending September 30, 2009
Net income	$--	$700	$1,800	[a]	$1,800	$2,500
Net income per share	$0.00	$0.02			$0.06	$0.08
Shares (diluted)	32,500	32,500			32,500	32,500

Year ending December 31, 2009
Net income	$1,800	$3,100	$7,700	[a]	$9,500	$10,800
Net income per share	$0.06	$0.10			$0.29	$0.33
Shares (diluted)	32,500	32,500			32,500	32,500

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures

Non-GAAP net income (loss) and diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income (loss) and net income (loss) per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income (loss) and net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income (loss) and GAAP net income (loss) per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and

•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income (loss) and net income (loss) per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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